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                                                                     Exhibit 5.1

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                 October 17, 2001



Board of Directors
MCSi, Inc.
4750 Hempstead Station Drive
Dayton, Ohio 45429

         Re:      Registration Statement on Form S-4

Gentlemen:

         We have acted as special counsel to MCSi, Inc., a Maryland corporation ("MCSi"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the registration statement on Form S-4 (the "Registration Statement") relating to the issuance of up to 1,370,556 shares of common stock, no par value, of MCSi (the "Shares"), in connection with the offering as described in the Registration Statement. MCSi will offer to exchange
0.2259 Shares for each outstanding share of common stock, no par value, of Zengine, Inc., a Delaware corporation ("Zengine"), that it does not own (the "Exchange Offer") in connection with the proposed merger of Zengine with and into MCSi (the "Merger") pursuant to the Agreement and Plan of Reorganization by and between MCSi and Zengine dated as of October 4, 2001 (the "Merger Agreement").

         We have examined the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon the certificates of public officials and of officers and representatives of MCSi and Zengine.

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         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, it is our opinion that the Shares, when issued and delivered pursuant to the Exchange Offer and the Merger in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We are members of the bar of the District of Columbia, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law, the Maryland General Corporation Law and the federal securities law of the United States.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the heading "Legal Matters" in the prospectus constituting a part thereof.


                                    ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                    By: /s/ Kenneth B. Tabach
                                       -----------------------------------------
                                        Kenneth B. Tabach, a Partner